UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 6, 2005

SI International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement.

On July 15, 2005, the Board of Directors of SI International, Inc. (the “Company”) approved a CEO succession plan, pursuant to which the Board appointed S. Bradford Antle, the Company’s President and Chief Operating Officer, as the Company’s next President and Chief Executive Officer (“CEO”), succeeding Ray J. Oleson.  On September 24, 2005, the changes became effective.  On October 6, 2005 and as part of the Board’s review of the Company’s succession plan, the Board of Directors reviewed the compensation for Mr. Oleson, Mr. Antle, and Mr. Thomas E. Dunn, the Company’s Executive Vice President, Chief Financial Officer and Treasurer.

The Board approved increases in the base salaries for Messrs. Antle and Dunn from $342,000 to $440,000 and from $280,000 to $342,000, respectively and effective immediately.  The Board also approved a decrease in the base salary for Mr. Oleson from $440,000 to $308,000 effective January 1, 2006.

Item 5.03                                                 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2005, the Board approved the Company’s Amended and Restated Bylaws effective as of October 6, 2005 attached hereto as Exhibit 99.1.  The Amended and Restated Bylaws include changes that reflect the separate Executive Chairman and Chief Executive Officer positions resulting from implementation of the Chief Executive Officer succession plan previously approved by the Board.

Item 9.01                                                 Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit Number	Exhibit

3.2	Amended and Restated Bylaws effective as of October 6, 2005 (*)

*  Included with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

		By:	/s/ THOMAS E. DUNN
Thomas E. Dunn
Executive Vice President,
Chief Financial Officer and Treasurer

Dated:	October 11, 2005

INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.2	Amended and Restated Bylaws effective as of October 6, 2005 (*)